Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Carla Burigatto
(856) 342-6081	(856) 342-3737
ken_gosnell@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL REPORTS THIRD-QUARTER RESULTS

•	Net Sales and Organic Sales Decreased 1 Percent

•	Earnings Before Interest and Taxes (EBIT) Increased 11 Percent, Adjusted EBIT Decreased 2 Percent

•	Earnings Per Share (EPS) Decreased 2 Percent to $0.58, Adjusted EPS Decreased 9 Percent to $0.59 Reflecting Higher Adjusted Tax Rate

•	Campbell Revises Fiscal 2017 Guidance

CAMDEN, N.J., May 19, 2017—Campbell Soup Company (NYSE:CPB) today reported its third-quarter results for fiscal 2017.

	Three Months Ended			Nine Months Ended
($ in millions, except per share)
	Apr. 30, 2017	May 1, 2016	% Change	Apr. 30, 2017	May 1, 2016	% Change
Net Sales
As Reported (GAAP)	$1,853	$1,870	(1)%	$6,226	$6,274	(1)%
Organic			(1)%			(1)%
Earnings Before Interest and Taxes
As Reported (GAAP)	$298	$268	11%	$960	$997	(4)%
Adjusted	$305	$312	(2)%	$1,210	$1,214	—%
Diluted Earnings Per Share
As Reported (GAAP)	$0.58	$0.59	(2)%	$1.85	$2.07	(11)%
Adjusted	$0.59	$0.65	(9)%	$2.51	$2.48	1%

Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Denise Morrison, Campbell’s President and Chief Executive Officer, said, “While organic sales declined 1 percent in the quarter, the team performed well in a difficult environment, gaining market share in many of our categories and continuing to execute our cost savings program.

“This was a challenging quarter across the food industry as top-line growth remained scarce, especially in center store categories. The industry, including Campbell, experienced significant consumption declines early in the calendar year. These industry trends coincided with weak consumer spending, which was at its lowest growth rate since 2009. While we rebounded with sales growth in March and April, we were unable to offset the earlier declines.

“In this context, Campbell delivered competitive performance. A bright spot in the quarter was our Global Biscuits and Snacks division, which delivered top-line and double-digit bottom-line growth. Looking ahead as we finish the fiscal year, we expect Global Biscuits and Snacks to maintain its positive momentum, and we will also be cycling the C-Fresh protein drink recall from last year.

“We are adjusting our fiscal 2017 guidance, reflecting our performance in the quarter, the difficult operating environment and our outlook for the remainder of the year. We lowered our sales outlook by one percentage point to a range of -1 to 0 percent. We raised our expectations for adjusted EBIT and adjusted EPS, increasing the low end of both ranges to 2 to 4 percent and 3 to 5 percent, respectively. Despite the challenges on the top line, we expect that we will be able to offset the impact of lower sales with our ongoing cost-savings efforts, which are ahead of our expectations for the fiscal year.”

Items Impacting Comparability
The company reported earnings of $0.58 per share in the quarter. The current-quarter results reflect pre-tax charges related to cost savings initiatives of $7 million, or $0.01 per share. The prior-year quarter included a pre-tax charge related to a pension benefit mark-to-market adjustment of $54 million, or $0.11 per share, and pre-tax charges related to cost savings initiatives of $15 million, or $0.03 per share. The prior-year quarter also included a gain from the settlement of a claim related to the Kelsen acquisition of $25 million, or $0.08 per share. Excluding items impacting comparability in both periods, adjusted EPS decreased 9 percent to $0.59 per share, compared with $0.65 per share in the year-ago quarter. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

Third-Quarter Results
Sales decreased 1 percent to $1.853 billion driven by a 1 percent decline in organic sales, reflecting higher promotional spending, while volumes were comparable to the prior year. Organic sales declines in Americas Simple Meals and Beverages and Campbell Fresh were partly offset by gains in Global Biscuits and Snacks.

Gross margin increased from 35.3 percent to 36.6 percent. Excluding items impacting comparability in the prior year, adjusted gross margin decreased 0.4 percentage points from 37.0 percent to 36.6 percent. The decrease in adjusted gross margin was primarily driven by higher supply chain costs and inflation, including the unfavorable impact of lapping gains on open commodity contracts in the prior-year quarter, as well as higher promotional spending, partly offset by productivity improvements and the benefits from cost savings initiatives.

Marketing and selling expenses decreased 8 percent to $209 million. Excluding items impacting comparability in the prior year, adjusted marketing and selling expenses decreased 5 percent primarily due to lower advertising and consumer promotion expenses and the benefits from cost savings initiatives. Administrative expenses decreased 9 percent to $140 million. Excluding items impacting comparability, adjusted administrative expenses increased 1 percent.

EBIT increased 11 percent to $298 million. Excluding items impacting comparability, adjusted EBIT decreased 2 percent to $305 million reflecting a lower adjusted gross margin percentage and lower sales, partly offset by lower marketing and selling expenses.

Net interest expense was comparable to prior year at $28 million reflecting lower levels of debt offset by higher average interest rates on the debt portfolio. The tax rate increased to 34.8 percent as compared with a tax rate of 22.9 percent in the prior year. Excluding items impacting comparability, the adjusted tax rate increased 6.5 percentage points to 35.0 percent driven by lower taxes on foreign earnings in the prior year. In the fourth quarter of fiscal 2016, a $13 million correction on deferred tax expense was recognized, most of which related to the third quarter of fiscal 2016.

Nine-Month Results
Sales decreased 1 percent to $6.226 billion driven by a 1 percent decline in organic sales, reflecting higher promotional spending and lower volume.

EBIT decreased 4 percent to $960 million. Excluding items impacting comparability, adjusted EBIT was comparable to the prior year at $1.210 billion reflecting a higher adjusted gross margin percentage offset by lower sales volume and higher marketing and selling expenses.

Net interest expense increased 1 percent to $84 million reflecting higher average interest rates on the debt portfolio, partly offset by lower levels of debt. The tax rate increased 5.5 percentage points to 35.0 percent. Excluding items impacting comparability, the adjusted tax rate decreased 0.5 percentage points to 31.3 percent.

Cash flow from operations was $1.011 billion compared to $1.211 billion in the prior year, which benefited from significant reductions in working capital.

Fiscal 2017 Guidance
Campbell has revised its fiscal 2017 guidance. Campbell now expects sales to change by -1 to 0 percent (previously 0 to 1 percent); adjusted EBIT to increase by 2 to 4 percent (previously 1 to 4 percent), and adjusted EPS to increase by 3 to 5 percent (previously 2 to 5 percent), or $3.04 to $3.09 per share. This guidance assumes the impact from currency translation will be nominal. A non-GAAP reconciliation is not provided for 2017 guidance since certain items are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to be part of the company's ongoing business results.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended Apr. 30, 2017
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$982	$623	$248	$1,853

Volume and Mix	—%	3%	(6)%	—%
Promotional Spending	(2)%	(1)%	—%	(1)%
Organic Net Sales	(2)%	2%	(6)%	(1)%
Currency	—%	—%	—%	—%
% Change vs. Prior Year	(2)%	2%	(6)%	(1)%

Segment Operating Earnings	$226	$98	$1
% Change vs. Prior Year	—%	14%	n/m
n/m — not meaningful
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Nine Months Ended Apr. 30, 2017
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$3,510	$1,974	$742	$6,226

Volume and Mix	—%	1%	(7)%	(1)%
Promotional Spending	(1)%	(1)%	—%	(1)%
Organic Net Sales	(1)%	—%	(7)%	(1)%*
Currency	—%	1%	—%	—%
% Change vs. Prior Year	(1)%	2%*	(7)%	(1)%

Segment Operating Earnings	$922	$345	$(1)
% Change vs. Prior Year	5%	1%	n/m
n/m — not meaningful
* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Americas Simple Meals and Beverages
Sales in the quarter decreased 2 percent to $982 million driven by declines in soup and V8 beverages, partly offset by gains in Prego pasta sauces. Sales of U.S. soup decreased 4 percent driven by declines in condensed soups and broth, partly offset by gains in ready-to-serve soups. For the first nine months of fiscal 2017, sales of U.S. soup decreased 1 percent.

Segment operating earnings for the quarter were comparable to prior year at $226 million, as a higher gross margin percentage was offset by lower sales volume.

Global Biscuits and Snacks
Sales in the quarter increased 2 percent to $623 million driven by gains in Pepperidge Farm, as well as gains in Arnott’s biscuits in both Australia and Indonesia. Pepperidge Farm sales increased due to gains in Goldfish crackers and Pepperidge Farm cookies, partly offset by declines in fresh bakery and frozen products.

Segment operating earnings increased 14 percent to $98 million. The increase was primarily driven by higher sales volume and lower advertising and consumer promotion expenses.

Campbell Fresh
Sales in the quarter decreased 6 percent to $248 million driven by lower sales of Bolthouse Farms refrigerated beverages.

Segment operating earnings decreased from $13 million to $1 million driven by unfavorable sales volume and mix, as well as the cost impact of both reduced beverage capacity and enhanced quality processes.

Unallocated Corporate Expenses
Unallocated corporate expenses for the quarter were $27 million compared to $54 million in the prior year. The current quarter included $7 million of charges associated with cost savings initiatives. The prior-year quarter included $54 million of charges related to a pension benefit mark-to-market adjustment and $13 million of charges associated with cost savings initiatives. The prior-year quarter also included a $25 million gain from the settlement of a claim related to the Kelsen acquisition. The remaining increase in expenses reflects the unfavorable impact of lapping gains on open commodity contracts in the prior-year quarter, partly offset by lower postretirement benefit costs.

Conference Call
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Daylight Time. To join, dial +1 (703) 639-1316. The conference ID is 6692640. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on June 2, 2017, at +1 (404) 537-3406. The access code for the replay is 6692640.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” We make a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by our iconic Campbell’s brand, our portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott’s, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens and Garden Fresh Gourmet. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via

@CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding sales, EBIT and EPS guidance for fiscal 2017, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the company’s ability to manage changes to its organizational structure and/or business processes; (2) the company’s ability to realize projected cost savings and benefits from its efficiency programs; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (4) the impact of changes in consumer demand for the company’s products and favorable perception of the company’s brands; (5) the impact of product quality and safety issues, including recalls and product liabilities; (6) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (7) the practices, including changes to inventory practices, and increased significance of certain of the company’s key trade customers; (8) the impact of disruptions to the company’s supply chain, including fluctuations in the supply or costs of energy and raw and packaging materials; (9) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (10) the impact of business portfolio changes; (11) the uncertainties of litigation and regulatory actions against the company; (12) disruption to the independent contractor distribution models used by certain of the company’s businesses, including the results of litigation or regulatory actions that could affect their independent contractor classification; (13) the company’s ability to protect its intellectual property rights; (14) the impact of an impairment to goodwill or other intangible assets; (15) the impact of increased liabilities and costs related to the company’s defined benefit pension plans; (16) the impact of a material failure in or breach of the company’s information technology systems; (17) the company’s ability to attract and retain key talent; (18) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (19) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, natural disasters or other calamities; and (20) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	April 30, 2017	May 1, 2016
Net sales	$1,853	$1,870
Costs and expenses
Cost of products sold	1,175	1,210
Marketing and selling expenses	209	228
Administrative expenses	140	154
Research and development expenses	27	31
Other expenses / (income)	4	(23)
Restructuring charges	—	2
Total costs and expenses	1,555	1,602
Earnings before interest and taxes	298	268
Interest, net	28	28
Earnings before taxes	270	240
Taxes on earnings	94	55
Net earnings	176	185
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$176	$185
Per share - basic
Net earnings attributable to Campbell Soup Company	$.58	$.60
Dividends	$.35	$.312
Weighted average shares outstanding - basic	304	309
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.58	$.59
Weighted average shares outstanding - assuming dilution	306	311

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	April 30, 2017	May 1, 2016
Net sales	$6,226	$6,274
Costs and expenses
Cost of products sold	3,882	4,040
Marketing and selling expenses	674	677
Administrative expenses	402	456
Research and development expenses	78	86
Other expenses / (income)	230	(14)
Restructuring charges	—	32
Total costs and expenses	5,266	5,277
Earnings before interest and taxes	960	997
Interest, net	84	83
Earnings before taxes	876	914
Taxes on earnings	307	270
Net earnings	569	644
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$569	$644
Per share - basic
Net earnings attributable to Campbell Soup Company	$1.86	$2.08
Dividends	$1.05	$.936
Weighted average shares outstanding - basic	306	309
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$1.85	$2.07
Weighted average shares outstanding - assuming dilution	308	311

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	April 30, 2017	May 1, 2016	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$982	$999	(2)%
Global Biscuits and Snacks	623	608	2%
Campbell Fresh	248	263	(6)%
Total sales	$1,853	$1,870	(1)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$226	$225	—%
Global Biscuits and Snacks	98	86	14%
Campbell Fresh	1	13	NM
Total operating earnings	325	324	—%
Unallocated corporate expenses	27	54
Restructuring charges	—	2
Earnings before interest and taxes	298	268	11%
Interest, net	28	28
Taxes on earnings	94	55
Net earnings	176	185	(5)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$176	$185	(5)%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$.58	$.59	(2)%

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	April 30, 2017	May 1, 2016	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$3,510	$3,538	(1)%
Global Biscuits and Snacks	1,974	1,942	2%
Campbell Fresh	742	794	(7)%
Total sales	$6,226	$6,274	(1)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$922	$878	5%
Global Biscuits and Snacks	345	341	1%
Campbell Fresh	(1)	52	NM
Total operating earnings	1,266	1,271	—%
Unallocated corporate expenses	306	242
Restructuring charges	—	32
Earnings before interest and taxes	960	997	(4)%
Interest, net	84	83
Taxes on earnings	307	270
Net earnings	569	644	(12)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$569	$644	(12)%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$1.85	$2.07	(11)%

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	April 30, 2017	May 1, 2016
Current assets	$1,790	$2,042
Plant assets, net	2,372	2,371
Intangible assets, net	3,170	3,574
Other assets	119	82
Total assets	$7,451	$8,069
Current liabilities	$2,352	$2,377
Long-term debt	2,270	2,540
Other liabilities	1,339	1,478
Total equity	1,490	1,674
Total liabilities and equity	$7,451	$8,069
Total debt	$3,392	$3,674
Cash and cash equivalents	$313	$383

Certain amounts in the prior year were reclassified to conform to the current-year presentation.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Nine Months Ended
	April 30, 2017	May 1, 2016
Cash flows from operating activities:
Net earnings	$569	$644
Adjustments to reconcile net earnings to operating cash flow
Impairment charges	212	—
Restructuring charges	—	32
Stock-based compensation	48	50
Pension and postretirement benefit expense (income)	(35)	167
Depreciation and amortization	234	228
Deferred income taxes	11	4
Other, net	15	2
Changes in working capital
Accounts receivable	1	5
Inventories	144	172
Prepaid assets	(20)	7
Accounts payable and accrued liabilities	(116)	(59)
Receipts from hedging activities	1	5
Other	(53)	(46)
Net cash provided by operating activities	1,011	1,211
Cash flows from investing activities:
Purchases of plant assets	(195)	(225)
Sales of plant assets	—	5
Other, net	(14)	(14)
Net cash used in investing activities	(209)	(234)
Cash flows from financing activities:
Net short-term repayments	(66)	(425)
Long-term repayments	(76)	—
Dividends paid	(314)	(294)
Treasury stock purchases	(305)	(118)
Treasury stock issuances	2	2
Payments related to tax withholding for stock-based compensation	(21)	(21)
Net cash used in financing activities	(780)	(856)
Effect of exchange rate changes on cash	(5)	9
Net change in cash and cash equivalents	17	130
Cash and cash equivalents — beginning of period	296	253
Cash and cash equivalents — end of period	$313	$383

The company adopted new accounting guidance for stock-based compensation in the first quarter of 2017. Certain amounts in the prior year were reclassified to conform to the current-year presentation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter Ended April 30, 2017
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency. Management believes that excluding this item, which is not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	April 30, 2017			May 1, 2016	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$982	$1	$983	$999	(2)%	(2)%
Global Biscuits and Snacks	623	(2)	621	608	2%	2%
Campbell Fresh	248	—	248	263	(6)%	(6)%
Total Net Sales	$1,853	$(1)	$1,852	$1,870	(1)%	(1)%

Nine Months Ended
	April 30, 2017			May 1, 2016	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$3,510	$(2)	$3,508	$3,538	(1)%	(1)%
Global Biscuits and Snacks	1,974	(23)	1,951	1,942	2%	—%
Campbell Fresh	742	—	742	794	(7)%	(7)%
Total Net Sales	$6,226	$(25)	$6,201	$6,274	(1)%	(1)%

Items Impacting Gross Margin, Costs and Expenses, and Earnings
The company believes that financial information excluding certain items that are not considered to be part of the ongoing business, such as those listed below, improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its results excluding these items.

The following items impacted gross margin, costs and expenses, and earnings:

(1)
In the first quarter of fiscal 2017, the company incurred losses of $20 million in Costs and expenses ($13 million after tax, or $.04 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In the third quarter of fiscal 2016, the company incurred losses of $54 million in Costs and expenses ($34 million after tax, or $.11 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In the nine-month period of fiscal 2016, the company incurred losses of $175 million in Costs and expenses ($110 million after tax, or $.35 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. For the year ended July 31, 2016, the company incurred losses of $313 million in Costs and expenses ($200 million after tax, or $.64 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.

(2)
In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In the third quarter of fiscal 2017, the company recorded implementation costs and other related costs of $7 million in Administrative expenses ($4 million after tax, or $.01 per share) related to these initiatives. In the nine-month period of fiscal 2017, the company recorded implementation costs and other related costs of $18 million in Administrative expenses ($11 million after tax, or $.04 per share) related to these initiatives.

In the third quarter of fiscal 2016, the company recorded Restructuring charges of $2 million and implementation costs and other related costs of $13 million in Administrative expenses related to the fiscal 2015 initiatives (aggregate impact of $9 million after tax, or $.03 per share). In the nine-month period of fiscal 2016, the company recorded Restructuring charges of $35 million and implementation costs and other related costs of $35 million recorded in Administrative expenses related to the fiscal 2015 initiatives. The company also recorded a reduction to Restructuring charges of $3 million related to the fiscal 2014 initiative to improve supply chain efficiency in Australia. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $42 million, or $.14 per share.

For the year ended July 31, 2016, the company recorded Restructuring charges of $35 million and implementation costs and other related costs of $47 million in Administrative expenses related to the fiscal 2015 initiatives. The company also recorded a reduction to Restructuring charges of $4 million related to the fiscal 2014 initiatives. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $49 million, or $.16 per share.

(3)
In the second quarter of fiscal 2017, the company performed an interim impairment assessment on the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and the Garden Fresh Gourmet reporting unit as operating performance was well below expectations and a new leadership team of the Campbell Fresh division initiated a strategic review which led to a revised outlook for future sales, earnings, and cash flow. The company recorded a non-cash impairment charge of $147 million ($139 million after tax, or $.45 per share) related to intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and a non-cash impairment charge of $65 million ($41 million after tax, or $.13 per share) related to the intangible assets of the Garden Fresh Gourmet reporting unit (aggregate pre-tax impact of $212 million, $180 million after tax, or $.58 per share). The charges are included in Other expenses / (income).

For the year ended July 31, 2016, as part of the annual review of intangible assets, the company recorded a non-cash impairment charge of $141 million in Other expenses / (income) ($127 million after tax, or $.41 per share) related to the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit.

(4)	In the third quarter of fiscal 2016, the company recorded a gain of $25 million in Other expenses / (income) ($.08 per share) from a settlement of a claim related to the Kelsen acquisition.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	April 30, 2017			May 1, 2016
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$678	$—	$678	$660	$32	$692	(2)%
Gross margin percentage	36.6%		36.6%	35.3%		37.0%
Marketing and selling expenses	209	—	209	228	(9)	219
Administrative expenses	140	(7)	133	154	(22)	132
Research and development expenses	27	—	27	31	(4)	27
Other expenses / (income)	4	—	4	(23)	25	2
Restructuring charges	—	—	—	2	(2)	—
Earnings before interest and taxes	$298	$7	$305	$268	$44	$312	(2)%
Interest, net	28	—	28	28	—	28
Earnings before taxes	$270	$7	$277	$240	$44	$284
Taxes	94	3	97	55	26	81
Effective income tax rate	34.8%		35.0%	22.9%		28.5%
Net earnings attributable to Campbell Soup Company	$176	$4	$180	$185	$18	$203	(11)%
Diluted net earnings per share attributable to Campbell Soup Company	$.58	$.01	$.59	$.59	$.06	$.65	(9)%
(a)See following table for additional information.

	Three Months Ended
	April 30, 2017	May 1, 2016
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (2)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Claim Settlement (4)	Adjustments
Gross margin	$—	$32	$—	$—	$32
Marketing and selling expenses	—	(9)	—	—	(9)
Administrative expenses	(7)	(9)	(13)	—	(22)
Research and development expenses	—	(4)	—	—	(4)
Other expenses / (income)	—	—	—	25	25
Restructuring charges	—	—	(2)	—	(2)
Earnings before interest and taxes	$7	$54	$15	$(25)	$44
Interest, net	—	—	—	—	—
Earnings before taxes	$7	$54	$15	$(25)	$44
Taxes	3	20	6	—	26
Net earnings attributable to Campbell Soup Company	$4	$34	$9	$(25)	$18
Diluted net earnings per share attributable to Campbell Soup Company	$.01	$.11	$.03	$(.08)	$.06

	Nine Months Ended
	April 30, 2017			May 1, 2016
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,344	$20	$2,364	$2,234	$113	$2,347	1%
Gross margin percentage	37.6%		38.0%	35.6%		37.4%
Marketing and selling expenses	674	—	674	677	(26)	651
Administrative expenses	402	(18)	384	456	(61)	395
Research and development expenses	78	—	78	86	(10)	76
Other expenses / (income)	230	(212)	18	(14)	25	11
Restructuring charges	—	—	—	32	(32)	—
Earnings before interest and taxes	$960	$250	$1,210	$997	$217	$1,214	—%
Interest, net	84	—	84	83	—	83
Earnings before taxes	$876	$250	$1,126	$914	$217	$1,131
Taxes	307	46	353	270	90	360
Effective income tax rate	35.0%		31.3%	29.5%		31.8%
Net earnings attributable to Campbell Soup Company	$569	$204	$773	$644	$127	$771	—%
Diluted net earnings per share attributable to Campbell Soup Company	$1.85	$.66	$2.51	$2.07	$.41	$2.48	1%
(a)See following table for additional information.

	Nine Months Ended
	April 30, 2017				May 1, 2016
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Impairment charges (3)	Adjustments	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Claim Settlement (4)	Adjustments
Gross margin	$20	$—	$—	$20	$113	$—	$—	$113
Marketing and selling expenses	—	—	—	—	(26)	—	—	(26)
Administrative expenses	—	(18)	—	(18)	(26)	(35)	—	(61)
Research and development expenses	—	—	—	—	(10)	—	—	(10)
Other expenses / (income)	—	—	(212)	(212)	—	—	25	25
Restructuring charges	—	—	—	—	—	(32)	—	(32)
Earnings before interest and taxes	$20	$18	$212	$250	$175	$67	$(25)	$217
Interest, net	—	—	$—	—	—	—	—	—
Earnings before taxes	$20	$18	$212	$250	$175	$67	$(25)	$217
Taxes	7	7	32	46	65	25	—	90
Net earnings attributable to Campbell Soup Company	$13	$11	$180	$204	$110	$42	$(25)	$127
Diluted net earnings per share attributable to Campbell Soup Company	$.04	$.04	$.58	$.66	$.35	$.14	$(.08)	$.41

Year Ended
(millions, except per share amounts)	July 31, 2016
Gross margin, as reported	$2,780
Add: Pension and postretirement benefit mark-to-market adjustments (1)	176
Adjusted Gross margin	$2,956
Adjusted Gross margin percentage	37.1%
Earnings before interest and taxes, as reported	$960
Add: Total pension and postretirement benefit mark-to-market adjustments (1)	313
Add: Restructuring charges, implementation costs and other related costs (2)	78
Add: Impairment charges (3)	141
Deduct: Claim settlement (4)	(25)
Adjusted Earnings before interest and taxes	$1,467
Interest, net, as reported	$111
Adjusted Earnings before taxes	$1,356
Taxes on earnings, as reported	$286
Add: Tax benefit from total pension and postretirement benefit mark-to-market adjustments (1)	113
Add: Tax benefit from restructuring charges, implementation costs and other related costs (2)	29
Add: Tax benefit from impairment charges (3)	14
Adjusted Taxes on earnings	$442
Adjusted effective income tax rate	32.6%
Net earnings attributable to Campbell Soup Company, as reported	$563
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	200
Add: Net adjustment from restructuring charges, implementation costs and other related costs (2)	49
Add: Net adjustment from impairment charges (3)	127
Deduct: Claim settlement (4)	(25)
Adjusted Net earnings attributable to Campbell Soup Company	$914
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$1.81
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (1)	.64
Add: Net adjustment from restructuring charges, implementation costs and other related costs (2)	.16
Add: Net adjustment from impairment charges (3)	.41
Deduct: Claim Settlement (4)	(.08)
Adjusted Diluted net earnings per share attributable to Campbell Soup Company	$2.94